Exhibit (a)(71)

THE GLENMEDE FUND, INC.

ARTICLES SUPPLEMENTARY

The Glenmede Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law and pursuant to the authority expressly given to the Board of Directors in Article Fifth of the Corporation’s charter (the “Charter”), the Board of Directors of the Corporation has classified authorized but unissued and unclassified shares of common stock, par value $.001 per share (the “Common Stock”), of the Corporation as follows:

1.        320,000,000 shares of authorized but unissued and unclassified shares of Common Stock are hereby classified as follows:

Name of Class/Portfolio	Shares Allocated
Disciplined International Equity Portfolio-Institutional Shares	120,000,000
Disciplined U.S. Small Cap Equity Portfolio-Institutional Shares	80,000,000
Global Secured Options Portfolio-Institutional Shares	120,000,000

2.	All consideration received by the Corporation for the issue or sale of: (a) all shares of the Disciplined International Equity Portfolio-Advisor Shares and of the Disciplined International Equity Portfolio-Institutional Shares, irrespective of series/class designation (collectively, the “Disciplined International Equity Portfolio”), (b) all shares of the Disciplined U.S. Small Cap Equity Portfolio-Advisor Shares and of the Disciplined U.S. Small Cap Equity Portfolio-Institutional Shares, irrespective of series/class designation (collectively, the “Disciplined U.S. Small Cap Equity Portfolio”), and (c) all shares of the Global Secured Options Portfolio-Advisor Shares and of the Global Secured Options Portfolio-Institutional Shares, irrespective of series/class designation (collectively, the “Global Secured Options Portfolio”) (the Disciplined International Equity Portfolio, the Disciplined U.S. Small Cap Equity Portfolio and Global Secured Options Portfolio, each a “Share Group” constituting a portfolio), shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares of that Share Group, together with all income, earnings, profits and proceeds thereof, including: (i) any proceeds derived from the sale, exchange or liquidation thereof, (ii) any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and (iii) any general assets of the Corporation allocated to shares of that Share Group by the Board of Directors in accordance with the Charter and applicable provisions of law. Each share of that Share Group shall share on the basis of relative net asset values with such other shares of that Share Group in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

3.	Each share of a Share Group shall be charged on the basis of relative net asset values with each other share now or hereafter designated as a share of said Share Group with the expenses and liabilities of the Corporation in respect of all shares of that Share Group and in respect of any general expenses and liabilities of the Corporation allocated by the Board of Directors to that Share Group, except that:

(a)	shares of each class and/or series (each a “Class” irrespective of whether designated as such) of a Share Group shall bear the expenses and liabilities relating to any plans, agreements or arrangements entered into by or on behalf of the Corporation pursuant to which an organization or other person agrees to provide services with respect to such Class but not with respect to another Class of that Share Group (“Other Class”), as well as any other expenses and liabilities directly attributable to such Class which the Board of Directors determines should be borne solely by such Class; and

(b)	shares of a Class of a Share Group shall not bear the expenses and liabilities relating to any plans, agreements or arrangements entered into by or on behalf of the Corporation pursuant to which an organization or other person agrees to provide services with respect to an Other Class, but not with respect to such Class of that Share Group as well as any other expenses and liabilities directly attributable to shares of that Share Group which the Board of Directors determines should be borne solely by such Other Class; and

4.	Pursuant to Article Fifth of the Charter and except as otherwise provided in these terms of the Disciplined International Equity Portfolio, Disciplined U.S. Small Cap Equity Portfolio and Global Secured Options Portfolio, each share of a Share Group shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of Common Stock as set forth in the Charter and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as each other share now or hereafter designated as a share of that Share Group, except that: (i) on any matter that pertains to the plans, agreements, arrangements, expenses and liabilities described in clauses (a) and (b) of the paragraph above (or to any plan or other document adopted by the Corporation relating to said plans, agreements, arrangements, expenses and liabilities) or that otherwise only affects the particular Class and is submitted to a vote of shareholders of the Corporation, only shares of the Class affected shall be entitled to vote, except that: (x) if said matter affects shares of an Other Class, such other affected shares shall also be entitled to vote, and in such case the shares shall be voted in the aggregate together with such other affected shares and not by Class except where otherwise required by law or permitted by the Board of Directors; and (y) if said matter or any other matters submitted to a vote of shareholders does not affect shares of a Class, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of Common Stock other than the shares of that Class.

SECOND: These Articles Supplementary do not change the total number of shares of Common Stock that the Corporation has authority to issue. The total number of shares of stock which the Corporation is presently authorized to issue remains 6,000,000,000 shares of Common Stock, classified as follows:

Name of Class/Portfolio	Number of Shares of Common Stock Allocated
Equity Income Portfolio	80,000,000
Global Secured Options Portfolio—
Advisor Shares	120,000,000
Institutional Shares	120,000,000
Disciplined International Equity Portfolio —
Advisor Shares	120,000,000
Institutional Shares	120,000,000
Disciplined U.S. Growth Equity Portfolio —
Advisor Shares	240,000,000
Institutional Shares	140,000,000
Disciplined U.S. Equity Portfolio —
Advisor Shares	155,000,000
Institutional Shares	155,000,000
Long/Short Equity Portfolio —
Advisor Shares	120,000,000
Institutional Shares	120,000,000
Disciplined U.S. Value Equity Portfolio	80,000,000
Disciplined U.S. Small Cap Equity Portfolio —
Advisor Shares	80,000,000
Institutional Shares	80,000,000
Environmental Accountability Portfolio	80,000,000
Secured Options Portfolio—
Advisor Shares	160,000,000
Institutional Shares	160,000,000
Small Cap Equity Portfolio —
Advisor Shares	180,000,000
Institutional Shares	135,000,000
Strategic Equity Portfolio	150,000,000
Total Market Plus Equity Portfolio	120,000,000
Women in Leadership U.S. Equity Portfolio	80,000,000
Unclassified	3,205,000,000
Total	6,000,000,000

THIRD: The shares of Common Stock reclassified pursuant to these Articles Supplementary have been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf as of this 5th day of March, 2025.

ATTEST:		THE GLENMEDE FUND, INC.

/s/ Joshua M. Lindauer	By:	/s/ Elizabeth A. Eldridge
Joshua M. Lindauer		Elizabeth A. Eldridge
Secretary		President

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